                                                                    Exhibit 3.3a

                            ARTICLES OF INCORPORATION

                                       OF

                     ARIZONA OFFICE EQUIPMENT & SUPPLY, INC.

KNOW ALL MEN BY THESE PRESENTS:

          The undersigned, associating ourselves for the purposes herein stated, hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

          The name of the corporation shall be ARIZONA OFFICE EQUIPMENT & SUPPLY, INC. Its known place of business shall be 9204 North 7th Street, Suite 1, Phoenix, Arizona 85020, but other offices may be established and maintained within or without the State of Arizona at such place as the Board of Directors may designate.

                                   ARTICLE II

          The purposes for which this corporation is organized shall include the transaction of any and all lawful business for which corporations may be incorporated under the Arizona Business Corporation Act. The character of the business which the corporation initially intends to actually conduct in Arizona shall be sales and service of office equipment and supplies.

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                                   ARTICLE III

          The aggregate number of shares which the corporation shall have authority to issue shall be One Million (1,000,000), such issue to consist of only one class, the par value of each share being One Dollar ($1.00). The Board of Directors shall be vested with the authority to establish preferred or special classes of stock in series and to fix and determine the variations and the relative rights and preferences as between series. The shares of capital stock of the corporation shall be non-assessable.

                                   ARTICLE IV

          The corporation appoints DAVID HADLEY, JR., of Suite 304, 3001 West Indian School Road, Phoenix, Arizona 85017 as its statutory agent.

                                    ARTICLE V

          The affairs of the corporation shall be conducted by a Board of Directors and such officers as the Board may elect or appoint. The number of Directors shall be designated by the By-Laws, but not less than two (2) who shall be elected at the annual meeting of the stockholders. The Directors, who need not be stockholders, shall hold office for such term and be elected in such manner as shall be designated by the By-Laws. The following persons shall serve as Directors of the corporation until the organizational meeting of the shareholders or until their successors are duly elected and qualified:

          James F. Whitehead                          Jeanette A. Whitehead

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                                   ARTICLE VI

          The names and addresses of the incorporators are:

     James F. Whitehead                             Jeanette A. Whitehead
     529 W. Southern Hills                          529 W. Southern Hills
     Phoenix, Arizona  85023                        Phoenix, Arizona 85023

          IN WITNESS WHEREOF, we have hereunto set our hands this 30th day of June, 1989.


                                        /s/ James F. Whitehead
                                        ----------------------------------------
                                        JAMES F. WHITEHEAD


                                        /s/ Jeanette A. Whitehead
                                        ----------------------------------------
                                        JEANETTE A. WHITEHEAD

STATE OF ARIZONA    )
                    ) ss.
County of Maricopa  )

          Before me, the undersigned notary public, personally appeared JAMES F. WHITEHEAD and JEANETTE A. WHITEHEAD, who acknowledged to me that they executed the foregoing Articles of Incorporation for the purposes therein contained.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal this 30th day of June, 1989.


                                        /s/ Alice M. Klazwa
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:
        8/23/89

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                              ARTICLES OF AMENDMENT

                                       OF

                     ARIZONA OFFICE EQUIPMENT & SUPPLY, INC.

1.   The name of the corporation is ARIZONA OFFICE EQUIPMENT & SUPPLY, INC.

2.   Attached hereto as Exhibit A is the text of each amendment adopted.

3. [X] The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

4.   The amendment was adopted the 1st day of November, 2002.

5. [X] The amendment was approved by the shareholders. There is one voting group eligible to vote on the amendment. The voting group consisting of 15,000 outstanding shares of Common stock is entitled to 15,000 votes. There were 15,000 votes present at the meeting. The voting group cast 15,000 votes for approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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DATED as of the 1st day of November, 2002.

                                        ARIZONA OFFICE EQUIPMENT & SUPPLY, INC.


                                        By: /s/ Michael McGuirk
                                            ------------------------------------
                                            Michael McGuirk, President

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                                    EXHIBIT A
                                       TO
                              ARTICLES OF AMENDMENT

ARTICLE I IS AMENDED AND RESTATED AS FOLLOWS:

                                   "ARTICLE I

     The name of the corporation shall be ARIZONA OFFICE TECHNOLOGIES, INC. Its known place of business shall be 1440 West University Drive, Tempe, Arizona, 85281, but other offices may be established and maintained within or without the state of Arizona at such place as the Board of Directors may designate."